Exhibit 99.1

Modiv Completes Three Commercial Real Estate Transactions in Central Texas

The transactions include an acquisition, property sale and lease renewal, indicating healthy portfolio activity for Modiv in the Texas real estate market

NEWPORT BEACH, Calif. (Aug. 2, 2021) — Modiv Inc., an innovative real estate, fintech and proptech asset manager, today announced that it completed three separate, commercial real estate transactions in central Texas. The transactions include an acquisition and lease renewal in San Antonio, and a property sale in the greater Austin area, comprising a cumulative total of 99,265 square feet in real estate activity.

Details of the Texas transactions include:

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The acquisition of a 3,800-square-foot quick-service restaurant leased to Raising Cane’s®, located at 19110 Stone Oak Parkway in San Antonio. Founded in 1996, Raising Cane’s is a popular and growing quick-service-restaurant brand specializing in chicken fingers that has approximately 550 restaurants in 30 states and the Middle East. The property is located along a main thoroughfare near schools, medical facilities and new housing developments.

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An eight-year lease renewal for a Pre-K 4 SA Educational Center, located at 1255 Old Highway 90 W in San Antonio. The 50,000-square-foot facility is leased to the San Antonio Early Childhood Development Corporation (“Early Childhood”) and the lease is guaranteed by the City of San Antonio. This Pre-K center is one of four in the San Antonio market and has an enrollment of over 400 students. Modiv worked closely with the Early Childhood board of directors on the transaction, allowing the center to continue its mission of providing high-quality and impactful early childhood education opportunities to the San Antonio community.

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The sale of a 45,465-square-foot industrial property located at 5900 183A Frontage Road in Cedar Park was completed with an aerospace technology corporation. Pricing came in ahead of the most recent independent appraisal illustrating the strength of the greater Austin commercial real estate market.

“These transactions reflect our team’s ability to enhance value and actively manage our diverse portfolio of properties,” said David Collins, Chief Property Officer at Modiv, who is based in Dallas. “We continue to be bullish on the continued growth of the Texas commercial real estate market and we believe that our investments in the region can provide long-term value for our investors.”

Within Texas, Modiv also owns an office property in Dallas leased to Texas Health Resources and a retail property in Big Spring leased to Dollar General.

About Modiv
Modiv Inc., a real estate, fintech and proptech asset manager, is reimagining modern real estate investing for individual investors. Driven by innovation, an investor-first focus and an experienced management team, Modiv has created one of the largest non-listed real estate investment funds to be raised via crowdfunding technology and the first real estate crowdfunding platform to be completely investor-owned. Modiv provides individual investors access to real estate and real estate-related investments designed to provide both income and long-term growth. To learn more, visit modiv.com.

Media Contact
Hudson Pitts | Associate Vice President
RUBENSTEIN
hpitts@rubenstein.com

Forward-Looking Statements
Certain statements contained herein, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Modiv intends for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, Section 21E of the Exchange Act and other applicable law. Such statements include, in particular, statements about Modiv’s ability to enhance value and actively manage its portfolio, the strength of the Texas real estate market, and the ability to provide long-term value. Therefore, such statements are not guarantees of future results and are subject to risks, uncertainties and other factors, some of which are beyond Modiv’s control, are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Accordingly, Modiv makes no representation or warranty, express or implied, about the accuracy of any such forward-looking statements contained hereunder. Except as otherwise required by federal securities laws, Modiv undertakes no obligation to update or revise any forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, whether as a result of new information, future events or otherwise.